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                                                                    Exhibit 10.6

                      AMENDMENT NO. 1 TO ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 (the "Amendment"), dated as of July 1, 2008, to the Advisory Agreement of Corporate Property Associates 17-Global Incorporated --------- ("CPA:17"), is among CPA: 17, CPA 17 Limited Partnership (the "Operating Partnership") and Carey Asset Management Corp. (the "Advisor").

                                   WITNESSETH:

WHEREAS, CPA: 17, the Operating Partnership and the Advisor are parties to the Advisory Agreement, dated as of November 12, 2007 (the "Advisory Agreement");

WHEREAS, W.P. Carey & Co. B.V., a Netherlands company (the "Manager"), has been formed and has established an office in The Netherlands for the purpose of providing asset management and related services with respect to real properties and other real estate-related assets located outside the United States;

WHEREAS, CPA: 17 desires to retain the services of the Manager with respect to
CPA: 17's real properties and real estate-related assets located outside the United States;

WHEREAS, on the date hereof, CPA: 17 is entering into a management agreement with the Manager; and

WHEREAS, in order to give effect to the new management agreement, it is necessary for CPA: 17 and the Advisor to amend the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, CPA: 17 and the Advisor agree as follows:

1. Definitions. (a) The following defined terms in the Advisory Agreement shall be amended and restated in their entirety to read as follows:

     "2%/25% Guidelines." The requirement, as provided for in Section 13 hereof, that, in any 12-month period ending on the last day of any fiscal quarter, Operating Expenses under this Agreement and the Management Agreement not exceed the greater of two percent of CPA: 17's Average Invested Assets during such 12-month period or 25% of CPA: 17's Adjusted Net Income over the same 12-month period.

     "Operating Expenses." All consolidated operating, general and administrative expenses paid or incurred by CPA: 17, as determined under GAAP, except the following (insofar as they would otherwise be considered operating, general and administrative expenses under GAAP): (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including Organization and Offering Expenses, printing, engraving, and other expenses, and taxes incurred in connection with the issuance and distribution of CPA: 17's Shares and Securities; (iv) Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, origination, ownership and operation of Investments, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) Acquisition Fees payable to the Advisor or any other party; (vi) Subordinated Disposition Fees payable to the Advisor or any other party under this Agreement and the corresponding fees payable to the Manager under the Management Agreement or to any other party; (vi) distributions paid by the Operating Partnership to the Special General Partner under the agreement of

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limited partnership of the Operating Partnership in respect of gains realized on dispositions of Investments; (vii) amounts paid to effect a redemption or repurchase of the special general partner interest held by the Special General Partner pursuant to the agreement of limited partnership of the Operating Partnership; and (viii) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts. Notwithstanding anything herein to the contrary, Operating Expenses shall include the Asset Management Fee and any Loan Refinancing Fee and, solely for the purposes of determining compliance with the 2%/25% Guidelines, distributions of profits and cash flow made by the Operating Partnership to the Special General Partner pursuant to the agreement of limited partnership of the Operating Partnership, other than distributions described in clauses (vi) and (vii) of this definition.

     (b)  The following definitions are hereby added to the Advisory Agreement:

          "Manager." W.P. Carey & Co. B.V., a Netherlands company.

          "Management Agreement." The Asset Management Agreement, dated as of
           July 1, 2008, between CPA: 17 and the Manager, as the same may be amended from time to time.

2.   Duties of the Advisor.

     (a) CPA: 17 and the Advisor acknowledge and agree that, pursuant to the Management Agreement, the Manager will have the day-to-day responsibility to provide asset management and disposition services to
          CPA: 17 with respect to Properties located outside the United States and Loans secured by collateral located outside the United States.

     (b) The following shall be added as a new subsection (v) in Section 3 of the Advisory Agreement:

          "(v) Monitor the performance by the Manager of its duties under the Management Agreement."

3. Authority of Advisor. The Advisor and CPA: 17 acknowledge and agree that, for so long as the Manager adequately performs its obligation under the Management Agreement, the Manager shall have the day-to-day authority to provide the asset management and disposition services contemplated by the Management Agreement with respect to non-U.S. Properties and Loans and the Advisor shall not have such authority. However, if for any reason the Manager is unable or unwilling to perform, or fails to perform, its obligations under the Management Agreement, the Advisor shall be authorized to perform such obligations.

4.   Fees.

     (a) During the term of the Management Agreement, no Asset Management Fees shall be paid to the Advisor under Section 9(a) of the Advisory Agreement with respect to Properties located outside the United States and Loans secured by collateral outside the United States.

     (b) During the term of the Management Agreement, no Subordinated Disposition Fees shall be paid to the Advisor under Section 9(f) of the Advisory Agreement with respect to

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          Properties located outside the United States and Loans secured by collateral outside the United States.

5. Expenses. During the term of the Management Agreement, CPA: 17 shall have no obligation to reimburse the Advisor under Section 10 of the Advisory Agreement for any expenses related to the management and disposition of Properties located outside the United States and Loans secured by collateral outside the United States.

6.   Limitation on Expenses.

     (a) Subsection 13(a) of the Advisory Agreement shall be amended and restated in its entirety as follows:

               (a) If the aggregate Operating Expenses of CPA: 17 under this Agreement and the Management Agreement during the 12-month period ending on the last day of any fiscal quarter of CPA: 17 exceed the greater of (i) two percent of the Average Invested Assets during the same 12-month period or (ii) 25% of the Adjusted Net Income of CPA: 17 during the same 12-month period, then subject to paragraph (b) of this
          Section 13, such excess amount shall be the sole responsibility of the Advisor and neither the Operating Partnership nor CPA: 17 shall be liable for payment therefor. CPA: 17 may defer the payment or distribution to the Advisor and the Special General Partner of fees, expenses and distributions that would, if paid or distributed, cause Operating Expenses during such 12-month period to exceed the foregoing limitations; provided, however, that in determining which items shall be paid and which may be deferred, priority will be given to the payment of distributions to the Special General Partner over the payment to the Advisor of amounts due under this Agreement.

     (b) Subsection 13(c) of the Advisory Agreement shall be amended and restated in its entirety as follows:

               (c) Within 60 days after the end of any twelve-month period referred to in paragraph (a), the Advisor shall reimburse CPA: 17 for any amounts expended by CPA: 17 in such twelve-month period that exceeds the limitations provided in paragraph (a) unless the Independent Directors determine that such excess expenses are justified, as provided in paragraph (b), and provided the aggregate Operating Expenses under this Agreement and the Management Agreement for such later quarter would not thereby exceed the Two Percent/25% Guidelines. To the extent CPA: 17 is reimbursed for such excess expenses by the Manager, CPA: 17 shall not also be entitled to reimbursement for such excess from the Advisor.

7.   Effect of Amendment

This Amendment shall be effective and the Advisory Agreement shall be deemed to be modified and amended in accordance herewith upon the receipt by the parties hereto of counterparts hereof executed and delivered on behalf of each of the parties hereto. Except as provided in this Amendment, the Advisory Agreement shall remain in full force and effect in accordance with its terms.

8.   Governing Law.

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THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION.

9.   Counterparts.

This Amendment may be executed by the parties hereto in separate counterparts (including by means of facsimile), each of which counterparts will for all purposes be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

10.  Capitalized Terms.

Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Advisory Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                    CORPORATE PROPERTY ASSOCIATES 17-GLOBAL
                                    INCORPORATED


                                    By: /s/ Thomas E. Zacharias
                                        -----------------------

                                                     CPA: 17 LIMITED PARTNERSHIP
                                        By Corporate Property Associates
                                        17-Global Limited, its general partner


                                    By: /s/ Thomas E. Zacharias
                                        -----------------------

                                        CAREY ASSET MANAGEMENT CORP.


                                    By: /s/ Gordon F. DuGan
                                        -------------------